Exhibit 10.4
Eddie Bauer Holdings, Inc.
Convertible Senior Notes due 2014
Placement Agency Agreement
New York, New York
March 28, 2007
J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
     Eddie Bauer Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to certain investors (collectively, the “Investors”) an aggregate of $75,000,000 of its Convertible Senior Notes due 2014 (the “Securities”) to be issued pursuant to the provisions of an Indenture to be dated as of the Closing Date (as defined below) (the “Indenture”) among the Company, the subsidiaries of the Company listed on the signature page hereto (the “Guarantors”) and The Bank of New York, as Trustee (the “Trustee”). Subject to the provisions of the Indenture, the Securities will initially be guaranteed (the “Guarantees”) by the Guarantors on an unsecured senior basis. The Securities will be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). As used herein, “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Securities.
     The Securities and the Guarantees will be offered and sold to the Investors who are qualified institutional buyers (“QIBs”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in compliance with exemptions from registration under the Securities Act.
     In connection with the sale of the Securities, the Company has prepared a preliminary private placement memorandum (the “Preliminary Private Placement Memorandum”) and will prepare a final private placement memorandum (the “Final Private Placement Memorandum”) including a description of the terms of the Securities and the terms of the offering of the Securities. References in this Agreement to the

Preliminary Private Placement Memorandum and the Final Private Placement Memorandum include and will include the documents incorporated by reference therein.
     The Investors and each of their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“Commission”) registering the Securities under the Securities Act.
     1. Agreement to Act as Placement Agents; Placement of Securities.
     (a) Subject to the terms and conditions, and in reliance upon the representations, warranties and agreements, herein set forth, J.P. Morgan Securities Inc. and Goldman, Sachs & Co. shall be the Company’s exclusive placement agents (in such capacity, the “Placement Agents”), on a “best efforts” basis, in connection with the issuance and sale by the Company of the Securities to the Investors.
     (b) This Placement Agency Agreement (this “Agreement”) is not a commitment, express or implied, on the part of the Placement Agents to commit any capital. Under no circumstances will either Placement Agent be obligated to purchase any Securities for its own account. In soliciting purchases of Securities, the Placement Agents shall act solely as the Company’s agents and not as principal and therefore the Placement Agents shall have no authority to bind the Company.
     (c) The purchases of the Securities by the Investors shall be evidenced by the execution of purchase agreements substantially in the form of Exhibit A (the “Purchase Agreements”).
     (d) Concurrently with the execution and delivery of this Agreement, the Company and The Bank of New York, as escrow agent (“Escrow Agent”), shall enter into an Escrow Agreement (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Company and the Investors (the “Escrow Account”). Prior to the Closing Date, each Investor will deposit in the Escrow Account the full amount of the purchase price for the Securities being purchased by such Investor (the “Escrow Funds”).
     (e) As compensation for services rendered hereunder, the Company shall pay to the Placement Agents a placement fee (the “Placement Fee”) equal to an amount in cash that is 4% of the aggregate principal amount of Securities sold by the Company. The Placement Fee shall be payable by Federal Funds wire transfer to an account or accounts designated by the Placement Agents. J.P. Morgan Securities Inc. shall be entitled to receive 67% of the Placement Fee and Goldman, Sachs & Co. shall be entitled to receive 33% of the Placement Fee.
     (f) No Securities that the Company has agreed to sell pursuant to this Agreement or the Purchase Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Securities shall have been delivered to the

Investor thereof against payment by such Investor. If the Company shall default in its obligations to deliver Securities to an Investor whose offer it has accepted, and from which it has received payment for such Securities, the Company agrees to indemnify and hold harmless the Placement Agent Entities (as defined herein) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject which arise out of or are based upon such default of the Company.
     2. Representations and Warranties of the Company and the Guarantors. The Company and each Guarantor jointly and severally represent and warrant to, and agree with, each Placement Agent that:
     (a) The Preliminary Private Placement Memorandum, as of its date, did not, and at the Closing Date, will not, and the Final Private Placement Memorandum, as of its date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Company nor the Guarantors (including their agents and representatives, other than the Placement Agents in their capacity as such) has made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities except for the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum.
     (b) The documents incorporated by reference in the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, when such documents were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended and the applicable rules and regulations of the Commission thereunder (the “Exchange Act”), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) The consolidated financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified. The consolidated financial information included or incorporated by reference in each of the Preliminary Private Placement Memorandum and the Final Private Placement

Memorandum has been accurately presented and prepared, in all material respects, on a basis consistent with the financial statements and the books and records of the Company. The as adjusted financial information contained in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum has been prepared on a basis consistent with the historical consolidated financial statements included in or incorporated by reference in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum (except for the adjustments specified therein).
     (d) Since the date of the most recent consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, except in each case as otherwise disclosed in the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum (i) there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole; (iv) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its subsidiaries on any class of capital stock, or any redemption in respect thereof; and (v) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or from any action, order or decree of any court or arbitrator or governmental or regulatory authority.
     (e) The Company and each of its subsidiaries have been duly incorporated or formed, as the case may be, and are validly existing corporations or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation, as the case may be, are duly qualified to do business and are in good standing as foreign corporations or foreign limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities, the Guarantees and the Conversion Shares (a “Material Adverse Effect”).
     (f) All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale and issuance of, any shares of capital stock or other equity interest in the Company; the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Securities or the Conversion Shares; and the capital stock of the Company conforms in all material respects to the description thereof contained in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum.
     (g) All the outstanding shares of capital stock or membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; and there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale and issuance of, any shares of capital stock or other equity interest in any of the subsidiaries of the Company.
     (h) The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities (in the case of the Company only), the Purchase Agreements (in the case of the Company only), the Indenture (including the Guarantees set forth therein) and the Registration Rights Agreement (collectively, the “Transaction Documents”), and the Company and each of the Guarantors have full right, power and authority to perform their respective obligations hereunder and thereunder; and, as of the Closing Date, all corporate or limited liability company action required to be taken for the due and proper authorization, execution, issuance and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been or will have been duly and validly taken. The Company has the full corporate power and authority to issue and deliver the Conversion Shares.
     (i) The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (whether considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

     (j) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming the Indenture is the valid and legally binding obligation of the Trustee and assuming due authentication of the Securities by the Trustee) and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Securities will be convertible into the Conversion Shares in accordance with their terms and the terms of the Indenture.
     (k) The Conversion Shares issuable upon conversion of the Securities have been duly and validly authorized and are free of preemptive rights and, when issued and delivered upon such conversion in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and non-assessable and free and clear of all liens, encumbrances, equities or claims; the Board of Directors of the Company has duly and validly adopted resolutions reserving such Conversion Shares for issuance upon conversion.
     (l) The Purchase Agreements have been duly authorized, executed and delivered by the Company. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
     (m) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered on the Closing Date in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy considerations.
     (n) Each Transaction Document conforms in all material respects to the description thereof contained in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum.
     (o) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) except as described in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.
     (p) The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and the Guarantees and the Common Stock upon conversion of the Securities in accordance with the terms and conditions of the Indenture and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, including the use of proceeds therewith as described in the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and the Guarantees and the Common Stock issuable upon conversion of the Securities in accordance with the terms and conditions of the Indenture and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, including the use of proceeds therewith as described in the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, except for such consents, approvals, authorizations, orders and registrations or qualifications which shall have been obtained or made prior to the Closing Date or as may be required to be obtained or made under the Trust Indenture Act, the Securities Act and applicable state securities laws as contemplated in the Registration Rights Agreement.
     (r) To the knowledge of the Company, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities, the issuance of the

Guarantees or the issuance of Common Stock issuable upon conversion of the Securities in accordance with the terms and conditions of the Indenture or suspends the sale of the Securities and Guarantees in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance, authentication, sale or delivery of the Securities and Guarantees or the use of the Preliminary Private Placement Memorandum or the Final Private Placement Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or the issuance of the Guarantees or in any manner reasonably draws into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum.
     (s) Except as disclosed in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property or assets of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company and each of the Guarantor, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.
     (t) BDO Seidman, LLP, who have audited certain historical consolidated financial statements of the Company and its subsidiaries, are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.
     (u) The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case, except with respect to secured debt described in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (v) Except as described in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, (i) the Company and its

subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) presently employed by them in connection with the respective businesses now operated by them, except to the extent that the failure to own or possess the right to use such intellectual property could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the use of such rights in connection with their respective businesses will not conflict in any material respect with any such rights of others, except for such conflicts as could not, singly or in the aggregate reasonably be expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except notices the content of which if accurate, could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (w) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement filed with the Commission and that is not so described in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum.
     (x) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
     (y) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, in each case other than those being contested in good faith with adequate reserves provided; and except as otherwise disclosed in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets which has had (nor do the Company or any of the Guarantors have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.
     (z) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material

Adverse Effect; and except as disclosed in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
     (aa) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists which is likely to have a Material Adverse Effect or, to the best knowledge of the Company and each of the Guarantors, is contemplated or threatened, and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers or contractors, except where any such labor disturbance or dispute would not have a Material Adverse Effect.
     (bb) (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, except in the case of each of (x) and (y) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) except as disclosed in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, (x) there are no proceedings that are pending, or that are known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any material issues regarding compliance with Environmental Laws, or material liabilities or other material obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect.
     (cc) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained, in all material respects, in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) except as disclosed in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) except as disclosed in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur which could be reasonably expected to have a Material Adverse Effect; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) with respect to the termination of, or withdrawal from, any pension plan for which the Company or any member of the Controlled Group would have any liability in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.
     (dd) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes is adequate, and consistent with industry practice, to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (ee) On the Closing Date and immediately after giving effect to the issuance of the Securities and the consummation of the other transactions related thereto as described in each of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, including the amendment and restatement of the Credit Agreement, the Company and each of the Guarantors will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company or such Guarantor, as the case may be, is not less than the total amount required to pay the probable liabilities of the Company or such Guarantor, as the case may be, on its total existing debts and other liabilities (including contingent liabilities, computed at the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability) as they become absolute and matured; (ii) the Company or such

Guarantor, as the case may be, is able to realize upon its assets and pay its debts and other liabilities (including such contingent liabilities) as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum and the amendment and restatement of the Credit Agreement, the Company has not incurred, and does not propose to incur, debts that would be beyond its ability to pay as such debts and other liabilities mature; (iv) the Company or such Guarantor, as the case may be, is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or such Guarantor, as the case may be, is engaged; and (v) the Company or such Guarantor, as the case may be, is not a defendant in any civil action that would result in a judgment that the Company or such Guarantor, as the case may be, is or would become unable to satisfy.
     (ff) Except as described in the Preliminary Private Placement Memorandum or the Final Private Placement Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     (gg) On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Final Private Placement Memorandum, as of its respective date, contains all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
     (hh) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Placement Agents, as to which no representation is made) has solicited offers for, or offered or sold, the Securities and the Guarantees by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.
     (ii) Assuming the accuracy of the representations and warranties of the Placement Agents contained herein, it is not necessary, in connection with the issuance and sale of the Securities and Guarantees to the Investors and the offer, resale and delivery of the Securities and Guarantees by the Investors in the manner contemplated by this Agreement, the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum, to register the Securities and Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

     (jj) Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Placement Agents shall be deemed a joint and several representation and warranty by the Company and each of its subsidiaries to the Placement Agents as to the matters covered thereby.
     3. Representations and Warranties of the Placement Agents. Each Placement Agent, severally and not jointly, represents and warrants to, and agrees with, the Company that it has not and will not solicit offers for the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it has and will solicit offers for the Securities only from persons whom it reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to them that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Section 4(2) of the Securities Act, and, in each case, in transactions pursuant to Section 4(2) of the Securities Act.
     4. The Closing. The time and date of closing and delivery of the documents required to be delivered to the Placement Agents pursuant to Section 6 hereof shall be at 10:00 a.m, New York City time on April 3, 2007 (the “Closing Date”) at the offices of Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, NY 10022-2524. At the closing, the Escrow Agent will (i) disburse the Escrow Funds from the Escrow Account to the Company as provided in the Escrow Agreement and (ii) deliver the Securities to the Investors, which delivery may be made through the facilities of The Depository Trust Company.
     5. Agreements. The Company agrees with each Placement Agent that:
     (a) Prior to the completion of the sale of the Securities by the Company, before making or distributing any amendment or supplement to either the Preliminary Private Placement Memorandum or the Final Private Placement Memorandum, the Company will furnish to each Placement Agent a copy of any proposed amendment or supplement to such Memorandum for review and will not distribute any such proposed amendment or supplement to which either Placement Agent reasonably objects within a reasonable period of time after having been furnished such proposed amendment or supplement.
     (b) The Company will cooperate with the Placement Agents in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Placement Agents may reasonably have designated in writing and will continue such qualifications in effect for as long as may be necessary to complete the sale of the Securities; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
     (c) Without the prior written consent of the Placement Agents, for a period of 90 days from the date of the Final Private Placement Memorandum, the Company agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its equity securities or any securities convertible into or exercisable or exchangeable for its equity securities, (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of notes, Common Stock or any similar securities or any security convertible or exercisable or exchangeable for common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of its equity securities or such other securities, in cash or otherwise, (iii) file with the Commission a registration statement under the Securities Act relating to any additional Common Stock or securities convertible into, or exchangeable for, any Common Stock or (iv) publicly disclose the intention to effect any transaction described in clauses (i) through (iii), without the prior written consent of the Placement Agents other than (a) the Securities offered hereby, (b) the shares of Common Stock issuable upon conversion of the Securities, (c) the grant to any employee or director stock options or restricted stock units to purchase Common Stock (including the issuance of Common Stock upon the exercise of options or settlement of restricted stock units currently outstanding or granted after the date hereof) pursuant to any of the Company’s employee or director stock option or similar plans as in effect on the date of the Final Private Placement Memorandum or such similar plans as are subsequently approved by the Company’s stockholders, and (d) the filing of any registration statement in respect of the Securities offered hereby and the Common Stock issuable upon conversion of the Securities, pursuant to the Registration Rights Agreement, or any registration statement with respect to Common Stock or other securities pursuant to the Company’s employee or director stock option or similar plans as in effect on the date of the Final Private Placement Memorandum or such similar plans as are subsequently approved by the Company’s stockholders.
     (d) The Company will provide to each Placement Agent and to counsel for each Placement Agent, without charge, prior to the date on which the Securities shall have been sold by the Company, as many copies of the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum or any amendment or supplement thereto as each Placement Agent may reasonably request.
     (e) The Company will apply the net proceeds from the sale of the Securities as set forth under “Use of proceeds” in the Final Private Placement Memorandum.
     (f) If not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), prior to the date that the Securities are no longer outstanding, the Company will furnish to the holders of the Securities as soon as practicable, but in no case sooner than as required to file with the Commission pursuant to the Exchange Act, after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable, but in no case sooner than as required to file with the Commission pursuant to the Exchange Act, after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Final Private Placement Memorandum), will make available to its securityholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.
     (g) None of the Company or any of its “affiliates” (as defined in Rule 144 under the Securities Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities.
     (h) The Company will not, and will not permit any of its affiliates to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (i) For so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
     (j) Prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”), and to enter into any necessary supplemental indentures in connection therewith.
     (k) The Company will use all commercially reasonable efforts to (i) permit the Securities to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the NASD relating to trading in the NASD’s PORTAL Market (the “PORTAL Market”) and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.
     (l) The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock upon conversion of the Securities.
     (m) The Company will take such steps as shall be necessary to ensure that neither the Company nor any of the its subsidiaries become an “investment company”

within the meaning of such term under the Investment Company Act of 1940, as amended.
     (n) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (o) For a period of two years (calculated in accordance with paragraph (d) of Rule 144 under the Securities Act) following the date any Securities are acquired from the Company or any of its “affiliates” (as defined in Rule 144A under the Securities Act), none of the Company or any of its “affiliates” will sell any such Securities.
     6. Conditions to the Obligations of the Placement Agents. The several obligations of the Placement Agents hereunder and the closing of the sale of the Securities pursuant to the Purchase Agreements shall be subject to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Placement Agents shall have received the opinion, dated the Closing Date and addressed to the Placement Agents, of Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, covering the matters set forth in Exhibit B-1 to this Agreement. The Placement Agents shall have received the opinion, dated the Closing Date and addressed to the Placement Agents, of Ohio counsel for the Company, covering the matters set forth in Exhibit B-2 to this Agreement.
     (b) The “lockup” agreements, each substantially in the form of Exhibit C hereto, between the Placement Agents and certain officers and directors of the Company as listed in Schedule I hereto relating to sales and certain other dispositions of shares of the equity securities or certain other securities, delivered to the Placement Agents on or before the date hereof, shall be in full force and effect on the Closing Date.
     (c) The Placement Agents shall have received from each Investor an executed investor letter each substantially in the form set forth in Exhibit D to this Agreement.
     (d) Representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof, on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Company’s filings pursuant to the requirements the Exchange Act (the “Exchange Act Filings”) (exclusive of any such filings after the date hereof), subsequent to the date of the most recent financial statements in such Exchange Act Filings of the Company, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

     (e) The Placement Agents shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by either its interim chief executive officer or its interim chief financial officer or both to the effect that
     (1) the representations and warranties of the Company contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
     (2) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Company’s Exchange Act Filings (exclusive of any such filings after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and
     (3) the sale of the Securities hereunder has not been enjoined (temporarily or permanently).
     (f) On the Closing Date, the Placement Agents and the Investors shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.
     (g) The Conversion Shares shall have been duly listed, subject to notice of issuance, on the NASDAQ Global Market and satisfactory evidence of such actions shall have been provided to the Placement Agents, and the Company has taken no action designed to, or likely to have the effect of delisting the Securities from the NASDAQ Global Market, nor has the Company received any information that the NASDAQ Global Market is contemplating the termination of such listing.
     On or before the Closing Date, the Placement Agents and counsel for the Placement Agents shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and its subsidiaries as they shall have heretofore reasonably requested from the Company.
     All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Placement Agents and counsel for the Placement Agents. The Company shall furnish to the Placement Agents such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Placement Agents shall reasonably request.
     7. Payment of Company’s Expenses and Reimbursement of Placement Agents’ Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Placement Agents and the Investors of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Investors of the Securities, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including documented filing fees and $5,100 in respect of the fees and disbursements of counsel for the Placement Agents relating thereto, (vi) the fees and expenses (including, without limitation, fees and disbursements of legal counsel, provided that the Placement Agents shall notify the Company and obtain its prior consent, such consent not to be unreasonably withheld, if the documented fees and disbursements of legal counsel to be reimbursed pursuant to this Section exceed $400,000) incurred by the Placement Agents in connection with this Agreement or any of the transactions contemplated hereby, (vii) expenses in connection with the “roadshow” and any due diligence meetings with prospective investors in the Securities, (viii) fees and expenses of any Trustee, registrar or depositary, including the documented fees and expenses of counsel, and (ix) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth in Section 6 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Placement Agents of their obligations hereunder after all other conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Placement Agents, severally, upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Simpson Thacher & Bartlett LLP, counsel for the Placement Agents, subject to requirement that the Placement Agents obtain the Company’s prior consent, such consent not to be unreasonably withheld, if the fees and disbursements of such legal counsel exceed $400,000) that shall have been incurred by the Placement Agents in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution.
     (a) The Company agrees to indemnify and hold harmless each Placement Agent, its affiliates and their respective officers, directors, employees, agents and controlling persons (each a “Placement Agent Entity”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Placement Agent Entity may become subject arising out of or in connection with the transactions contemplated by this Agreement, or any claim, litigation, investigation or proceedings relating to the foregoing (“Proceedings”) regardless of whether any of such Placement Agent Entities is a party thereto, and to reimburse such Placement Agent Entities for any legal or other expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not, as to any Placement Agent Entity, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from the gross negligence or willful misconduct of such Placement Agent Entity. The Company also agrees that no Placement Agent Entity shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with this Agreement, any transactions contemplated thereby or the Placement Agents’ role or services in connection therewith, except to the extent that any liability for losses, claims, demands, damages, liabilities or expenses incurred by the Company are finally judicially determined to have resulted from the gross negligence or willful misconduct of such Placement Agent Entity.
     (b) If for any reason the foregoing indemnification is unavailable to any Placement Agent Entity or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Placement Agent Entity as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Placement Agent Entity on the other hand but also the relative fault of the Company and such Placement Agent Entity, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Company on the one hand and all Placement Agent Entities on the other hand shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to any sale of the Securities (whether or not consummated) bears to (ii) the fee paid or proposed to be paid to each Placement Agent in connection with such sale. The indemnity, reimbursement and contribution obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have to a Placement Agent Entity and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Placement Agent Entity.
     (c) Promptly after receipt by a Placement Agent Entity of notice of the commencement of any Proceedings, such Placement Agent Entity will, if a claim is to be made hereunder against the Company in respect thereof, notify the Company in writing of the commencement thereof; provided that (i) the omission so to notify the Company will not relieve it from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Company will not relieve it from any liability which it may have to a Placement Agent Entity otherwise than on account of this Section 8. In case any such Proceedings are brought against any Placement Agent Entity and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Placement Agent Entity, to assume the defense thereof with counsel reasonably satisfactory to such Placement Agent

Entity; provided that if the defendants in any such Proceedings include both the Placement Agent Entity and the Company and the Placement Agent Entity shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, the Placement Agent Entity shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Placement Agent Entity. Upon receipt of notice from the Company to such Placement Agent Entity of its election so to assume the defense of such Proceedings and approval by the Placement Agent Entity of counsel, the Company will not be liable to such Placement Agent Entity for expenses incurred by the Placement Agent Entity in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Placement Agent Entity shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Placement Agents, representing the Placement Agent Entities who are parties to such Proceedings), (ii) the Company shall not have employed counsel reasonably satisfactory to the Placement Agent Entity to represent the Placement Agent Entity within a reasonable time after notice of commencement of the Proceedings or (iii) the Company has authorized in writing the employment of counsel for the Placement Agent Entity.
     (d) The Company shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such Proceedings, the Company agrees to indemnify and hold harmless each Placement Agent Entity from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment to the extent provided herein. Notwithstanding the immediately preceding sentence, if at any time a Placement Agent Entity shall have requested the Company to reimburse such Placement Agent Entity for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this Section 8, the Company shall be liable for any settlement of any Proceedings effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of such request for reimbursement and (ii) the Company shall not have reimbursed such Placement Agent Entity in accordance with this Agreement and with such request prior to the date of such settlement. The Company shall not, without the prior written consent of a Placement Agent Entity, effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Placement Agent Entity unless such settlement includes an unconditional release of such Placement Agent Entity in form and substance satisfactory to such Placement Agent Entity from all liability on claims that are the subject matter of such Proceedings and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Placement Agent Entity.

     9. Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Placement Agents, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Placement Agents, is material and adverse and which, in the judgment of the Placement Agents, makes it impracticable to offer, sell or deliver the Securities on the terms and in the manner contemplated in the Final Private Placement Memorandum or to enforce contracts for the sale of the Securities.
     Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Section 8 hereof.
     10. Survival of Agreements, Representations, Warranties and Indemnities. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     11. Notices. Notices in relation to this letter agreement may be sent to the Company at 15010 N.E. 36th Street, Redmond, Washington 98052 or by facsimile sent to the attention of Shelley Milano at 425-755-7671, confirmed by calling 425-755-6179 and to JPMorgan at 277 Park Avenue, New York, NY 10172, Attention: Santosh Sreenivasan, or by facsimile sent to 212-622-6037, confirmed by calling 212-622-5604, and to Goldman Sachs at 85 Broad Street, New York, NY 10004, Attention: John Kolz, or by facsimile sent to 212-346-3885, confirmed by calling 212-902-1735.
     12. No Fiduciary Relationships. The Company acknowledges that the Placement Agents have been retained solely to provide the services set forth herein. In rendering such services, each of the Placement Agents shall act as an independent contractor and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Placement Agents are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Placement Agents and shall not be on behalf of the Company. Any duties of Placement Agents arising out of this Agreement shall be owed solely to the Company and nothing in this Agreement or the nature of the services of the Placement Agents in connection with this Agreement shall be deemed to create a fiduciary duty or fiduciary or agency relationship between the Placement Agents and the Company and its stockholders, employees or creditors, and the Company agrees that it shall not make, and hereby waives, any claim based on an assertion of such a fiduciary duty or relationship in connection with the transactions contemplated by this Agreement. In addition, the Company agrees that each of the Placement Agents may perform the services contemplated hereby in conjunction with its affiliates, and that any affiliates of the Placement Agents performing services hereunder shall be entitled to the benefits and be subject to the terms of this Agreement.
     The Company acknowledges that each of the Placement Agents is a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, each of the Placement Agents and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company, its affiliates or other entities that may be involved in the transactions contemplated hereby. In addition, each of the Placement Agents and its affiliates may from time to time perform various investment banking, commercial banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the offering and sale of the Securities.
     Furthermore, the Company acknowledges that each of the Placement Agents and its affiliates may have fiduciary or other relationships whereby such Placement Agent and its affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or of potential purchasers of the Securities or others with interests in respect of the offering and sale of the Securities. The Company acknowledges that each Placement Agent and its affiliates may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships without regard to the relationship of the Placement Agents to the Company hereunder.
     13. APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE PLACEMENT AGENTS IRREVOCABLY AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF EITHER PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OF SERVICES HEREUNDER.
     14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     16. Miscellaneous. This Agreement and the engagement letter dated March 6, 2007 among the Company and the Placement Agents contain the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement. This Agreement is solely for the benefit of the Company and the Placement Agents, and no other person (except for indemnified persons to the extent set forth in Section 8) shall acquire or have any rights under or by virtue of this letter agreement. This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto. No party hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Placement Agents.

Very truly yours,

EDDIE BAUER HOLDINGS, INC.

By:	/s/ David Taylor
Name: David Taylor
Title: Interim Chief Financial Officer

EDDIE BAUER, INC.

By:	/s/ David Taylor
Name: David Taylor
Title: Interim Chief Financial Officer

EDDIE BAUER FULFILLMENT SERVICES, INC.

By:	/s/ David Taylor
Name: David Taylor
Title: Interim Chief Financial Officer

EDDIE BAUER DIVERSIFIED SALES, LLC

By:	/s/ David Taylor
Name: David Taylor
Title: Interim Chief Financial Officer

EDDIE BAUER SERVICES, LLC

By:	/s/ David Taylor
Name: David Taylor
Title: Interim Chief Financial Officer

EDDIE BAUER INTERNATIONAL DEVELOPMENT, LLC

By:	/s/ David Taylor
Name: David Taylor
Title: Interim Chief Financial Officer

EDDIE BAUER INFORMATION TECHNOLOGY, LLC

By:	/s/ David Taylor
Name: David Taylor
Title: Interim Chief Financial Officer
The foregoing Placement Agency Agreement is
hereby confirmed and accepted
as of the date first above written.
J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
(Goldman, Sachs & Co.)